                                                                     Exhibit 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                         OF CORROON & BLACK CORPORATION

1. The name of this corporation is CORROON & BLACK CORPORATION and the name under which this corporation was originally incorporated is Corroon & Reynolds Corporation. The date of filing its original Certificate of Incorporation with the Secretary of State was December 27, 1928.

2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation, as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

3. The text of the Certificate of Incorporation, as amended or supplemented heretofore, is hereby restated, with no further amendments or changes, to read as herein set forth in full:

      1. The name of this corporation is CORROON & BLACK CORPORATION.

      2. Its registered office in the State of Delaware is located at:

              229 South State Street
              in the City of Dover in the County of
              Kent;

         The name and address of its registered agent is:

              The Prentice Hall-Corporation System, Inc.
              229 South State Street
              Dover, Delaware 19901

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including but not limited to the following:

            To act as agents and or brokers and/or attorneys-in-fact and/or agency managers for any person, firm, corporation or association, and particularly for any person, firm, corporation or association engaged in the business of marine, fire, life, accident, casualty and fidelity insurance or reinsurance or any other kind of insurance or reinsurance; to obtain insurance protection of any kind for principals and employers, and any and all of its branches; to act as agents or representatives of owners, lessees, charterers or other persons or corporations having or claiming to have any insurance in merchandise, vessels, cargoes, freight or other subject of insurance, and to make and carry out any contracts for or in relation to any of the foregoing businesses; to act as an insurance adjuster, to adjust for the insured losses under policies or contracts of any kind and class of insurance in any and all of its branches.

4. The total number of shares which the corporation shall have authority to issue is twenty two million (22,000,000) shares of which

      (a) two million (2,000,000) shares shall be Preferred Stock, issuable in series, of the par value of $1.00 per share, and

      (b) twenty million (20,000,000) shares shall be Common Stock of the par value of $.25 per share.

The designations, powers, preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

A.    PREFERRED STOCK

      The Preferred Stock may be issued from time to time in one or more series and with such designations for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

      (i) Voting rights, if any, including without limitation the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of common stock as a single class, or independently as a separate class;

      (ii) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;

      (iii) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable;

      (iv) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

      (v) The terms, if any, upon which the shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

      (vi) Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Certificate of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Delaware.

      All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

A.    COMMON STOCK

      (i) Whenever dividends upon the Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment, such dividends as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

      (ii) In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets remaining after the payment to the holders of the Preferred Stock at the time outstanding of the full amounts to which they shall be entitled, shall be divided and distributed among the holders of the Common Stock according to their respective shares.

      (iii) Each holder of the Common Stock shall have one vote in respect of each share of such stock held by him.

      (iv) Holders of the Common Stock shall not have the preemptive right to subscribe for any new or increases shares of any class of stock of the corporation.

      5. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

      6. This corporation is to have perpetual existence.

      7. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

      8. No contract or other transaction between the corporation and any other corporation, association, partnership, firm, trustee, syndicate or individual, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in or are directors or officers of such other corporation or association; any director individually, or any firm of which any director may be a partner or member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof, and any director of the corporation who is also a director or officer of such other corporation, or who is so interested may be counted in determining the existence of a quorum at any meeting of the

Board of Directors of the corporation which shall authorize such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such officer or director of such other corporation or not so interested.

      9. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized (except as otherwise expressly provided in Article 4 hereof):

            To make and alter the by-laws of this corporation.

            To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

            To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

            By resolution or resolutions, passed by a majority of the whole Board to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

            The corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

            Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes) outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

      10. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Sections 3883 of the

Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      11. A. In addition to the requirements of law, and the other provisions of this Certificate of Incorporation, the affirmative vote of the holders of 80% of the votes of the outstanding Voting Stock shall be required for the adoption or authorization of a Business Combination unless:

(a) prior to the time any Related Party or any Affiliate of the Related Party becomes a Related Party, the Board of Directors approves the Business Combination; or

(b)   a majority of the Continuing Directors approves the Business Combination.

      B. For purposes of Articles 11, 12 and 13 of this Certificate of Incorporation the following definitions apply:

      (i) Affiliate shall mean a Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person and shall include, but not be limited to (A) any corporation (except the Corporation) or organization of which a Person is a director, officer or partner or is, directly or indirectly the Beneficial Owner of five percent or more of any class of equity securities of such corporation or partnership, (B) any trust or other estate in which a Person has a five percent or larger beneficiary interest of any nature or as to which a Person services as trustee (or co-trustee) or in a similar fiduciary capacity, (C) any spouse of a Person, and (D) any relative of a Person or any relative of a spouse of a Person, who has the same residence as such Person or spouse.

      (ii) Beneficial Ownership shall include without limitation (A) all shares directly or indirectly owned by a Person and the Affiliates of a Person, (B) all shares which such Person or Affiliate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable, through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement), and (C) all shares to which such Person or Affiliate, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.

      (iii) Business Combination shall mean: (A) any merger or consolidation of the Corporation or a Subsidiary with or into a Related Party or an Affiliate of a Related Party, (B) any merger into the Corporation, or into a Subsidiary, of a Related Party or an Affiliate of a Related Party, (C) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, (in one transaction or a series of transactions) of the assets of the Corporation or a Subsidiary (including the securities of a Subsidiary), to a Related Party or an Affiliate of a Related Party if the Fair Value of such assets be equal to or greater than 10% of thee value of the assets of the Corporation as shown on the Corporation's consolidated balance sheet for the fiscal year ending immediately prior to the determination of such Fair Value, (D) any issuance, sale or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) to a Related Party or an Affiliate of a Related Party of any shares of any class of Voting Stock of the Corporation or a Subsidiary, which shares either: (i) when combined with the Voting Stock already Beneficially Owned by the Related Party and its Affiliates, represent at least 80% of the voting power of all the outstanding shares of Voting Stock, or (ii) increase the Voting Stock Beneficially Owned by the Related Party and its Affiliates by an amount which constitutes more than 2% of the outstanding Voting Stock, or (E) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Related Party) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of equity securities of the Corporation or any Subsidiary which is directly or indirectly

            Beneficially Owned by any Related Party.

      (iv) Continuing Director shall mean, with respect to any Business Combination, (A) any director of the Corporation who is unaffiliated with the Related Party and was a director of the Corporation prior to the time the Related Party who is, or whose Affiliate is, to be a party to such Business Combination became a Related Party, and (B) any director of the Corporation who is unaffiliated with the Related Party and is chosen by a majority of the Continuing Directors to become a director of the Corporation.

      (v) Control shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      (vi) Fair Value shall mean, with respect to any securities, property, assets or other consideration, the fair market value thereof at any time within 90 days prior to the date of the consummation of any transaction, which value and time shall be determined by a majority of the Continuing Directors who shall be advised on such value by an investment banking firm selected by them.

      (vii) Related Party shall mean a Person who Beneficially Owns a number of shares of Voting Stock which represents voting power exceeding ten percent of the aggregate voting power of all outstanding shares of Voting Stock.

     (viii) Person shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof and any other entity.

      (ix) Subsidiary shall mean any corporation with respect to which the Corporation or one or more Subsidiaries have the right to vote more than 50% of its outstanding securities representing the right to vote for the election of directors.

      (x) Voting Stock shall include the Common Stock and shall also include all other classes of capital stock of the Corporation, which, pursuant to the Delaware General Corporation Law, any provision of this Certificate of Incorporation, or any resolution of the Board of Directors adopted pursuant to Article 4 of this Certificate of Incorporation, would be entitled to vote as a single class with holders of the Common Stock on any Business Combination.

C. (a) A majority of the Continuing Directors shall have the power to determine for the purposes of this Article 11, on the basis of information known to them,

            (i)   the amount of Voting Stock Beneficially Owned by any Person,

            (ii)  whether the Person is an Affiliate of another,

            (iii) whether a Person has a contract, arrangement or understanding with another as to any matter referred to in sub-paragraph B(ii)(C) of this Article 11,

            (iv) whether the Fair Value of the assets subject to any Business Combination constitutes 10% of the consolidated assets of the Corporation, and/or

            (v) any other factual matter relating to the applicability or effect of this Article 11.

            (b) any determination made by the Continuing Directors pursuant to this Article 11 in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders, including any Related Person.

D. This Article 11 shall not be altered, amended, changed or repealed without the affirmative vote of the holders of 80% of the votes of the outstanding Voting Stock.

      12. No action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

      This Article 12 shall not be altered, amended, changed, or repealed without the affirmative vote of the holders of 80% of the votes of the outstanding Voting Stock.

      13. Except as otherwise expressly provided in this Certificate of Incorporation, this Corporation reserves the right to amend, alter, change or repeal any provision contained in this amended Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      14. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance withss.245 of the General Corporation Law of Delaware.

      IN WITNESS WHEREOF, CORROON & BLACK CORPORATION has caused its corporate seal to be hereunto affixed and this

Certificate to be signed by ROBERT F. CORROON, its Chairman of the Board, and attested by JOSEPH V. AMBROSE, JR. its Secretary, this 16th day of December, 1983.

                                        CORROON & BLACK CORPORATION


                                        By: /s/
                                           -------------------------------------
                                                      Chairman

ATTEST:

/s/
-------------------------------------
      Secretary

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )

      BE IT REMEMBERED that on this 16th day of December, 1983, personally came before me, a Notary Public in and for the County and State of aforesaid, ROBERT
F. CORROON, Chairman of the Board of CORROON & BLACK CORPORATION, a corporation of the State of Delaware, and he duly executed said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation and that the facts stated therein are true; and that the seal affixed to said Certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and the seal of office the day and year aforesaid.


                                            /s/
                                           -------------------------------------
                                           NOTARY PUBLIC
                                           Margaret M. Milne
                                           Notary Public, State of New York
                                           No. 30-7950200
                                           Qualified in Naussau County
                                           Cert. Filed in New York County
                                           Commission Expires 3/30/1984

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      CORROON & BLACK CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies:

      FIRST: That at a meeting of the Board of Directors of Corroon & Black Corporation resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

      RESOLVED, that the first sentence of paragraph 4 of the Certificate of Incorporation of this corporation is hereby amends to that it shall read as follows:

            "4. The total number of shares which the corporation shall have authority to issue is forty-two million (42,000,000) shares of which

            (a) two million (2,000,000) shares shall be preferred stock issuable in series of the par value of $1.00 per share, and

            (b) forty million (40,000,000) shares shall be common stock of the par value of $.125 per share."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of each of the amendments.

      THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

      FOURTH: That the capital of said Corporation will not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, said CORROON & BLACK CORPORATION has caused its corporate seal to be hereunto affixed and its Certificate to be signed by its Chairman and attested by its Secretary this 24th day of April 1986.


                                        CORROON & BLACK CORPORATION


                                        By: /s/
                                           -------------------------------------
                                                   Robert F. Corroon
                                                 Chairman of the Board

ATTEST:

BY: /s/
   ---------------------------------
        Joseph V. Ambrose, Jr.
              Secretary

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

      On the date hereinafter set forth, before me came Robert F. Corroon and Joseph V. Ambrose, Jr., to me known to be the individuals who are described in, and who signed the foregoing Certificate of Amendment to Certificate of Incorporation, and they acknowledged to me that they subscribed and affirmed the same under penalties of perjury.

      Signed on the 24th day of April, 1986.


                                            /s/
                                           -------------------------------------
                                           Notary Public

My Commission Expires:  3/30/87
                                           Juanita Marvuglio
                                           Notary Public , State of
                                           New York
                                           No. 24-4797743

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      Corroon & black corporation a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies:

      FIRST: That a meeting of the Board of Directors of CORROON & BLACK CORPORATION held on March 4, 1987, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for the consideration thereof. The resolutions setting forth the proposed amendments are as follows:

      "RESOLVED, that the Certificate of Incorporation of this Corporation be amended, subject to stockholder approval, to include a new Article 13 to read as follows:

          '13. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.'

      and be it further

      RESOLVED, that, upon the adoption of the above amendment to the Certificate of Incorporation, current Article 13 shall be renumbered Article 14."

      SECOND: That thereafter, pursuant to a resolution of its Board of Directors, an annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

      THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

      IN WITNESS WHEREOF, said CORROON & BLACK CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Chairman and attested by its Secretary this 29th day of April, 1987.


                                        CORROON & BLACK CORPORATION

                                        By: /s/
                                           -------------------------------------
                                                  Robert F. Corroon
                                                  Chairman of the Board

ATTEST

ATTEST:

/s/
---------------------------------
Joseph V. Ambrose, Jr.
Secretary

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

      On the date hereinafter set forth, before me came Robert F. Corroon and Joseph V. Ambrose, Jr., to me known to be the individuals who are described in, and who signed, the foregoing Certificate of Incorporation and they subscribed and affirmed the same under penalties of perjury.

      Signed on the 27th day of April, 1987.

                                            /s/
                                           -------------------------------------
                                           Notary Public

                                           William S. Youngman
                                           Notary Public State of
                                           New York
                                           No. 31 451 9807
                                           Qualified in New York
                                           County
                                           Commission Expires: March
                                           30, 1988

                          CERTIFICATE OF DESIGNATION OF
                           CORROON & BLACK COPPORATION

      RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Restated Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

      Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock, $1.00 par value per share" and the number of shares constituting such series shall be 300,000.

      Section 2. DIVIDENDS AND DISTRIBUTIONS.

      (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $0.125 par value per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after December 16, 1987 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

      (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      Section 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

      (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on-all matters submitted to a vote of stockholders of the Corporation.

      (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

      (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Junior Participating Preferred Stock.

      (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

      (iv) In any default period, the holders of Common

Stock, and other classes of stock of the Corporation if applicable, Shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant, or if no such Directors are in office, by the holders of the Preferred Stock. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

      (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

      (D) Except as set forth herein or otherwise required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4. CERTAIN RESTRICTIONS.

      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

      (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

      (ii) declare or pay dividends on or make any other distributions on any shares of stock RANKING on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred - Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

      (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (B) The Corporation shall not permit any subsidiary of or any partnership controlled by the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      Section 6. LIQUIDATION, DISSOLUTION OR WINDING

      (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

      (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

      (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

      Section 9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the corporation's Preferred Stock as to the payment of dividends and to the distribution of assets, unless the terms of any such series shall provide otherwise.

      Section 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

      Section 11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitled the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

      IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 16th day of December, 1987.



                                            /s/
                                           -------------------------------------
                                           Robert Corroon
                                           Chairman and Chief
                                           Executive Officer
Attest: /s/
       -------------------------------------
              Joseph P. Ambrose, Jr.
                   Secretary

                              CERTIFICATE OF MERGER

                                       OF

                                WCFB CORPORATION

                                      INTO

                           CORROON & BLACK CORPORATION


      The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      1. That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

      NAME                             STATE OF INCORPORATION

WCFB Corporation                            Delaware
Corroon & Black Corporation                 Delaware

      2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

      3. The name of the surviving corporation of the merger is Corroon & Black Corporation.

      4. The Restated Certificate of Incorporation of Corroon & Black Corporation shall be the certificate of the surviving corporation, except that paragraph 4 thereof shall be amended by deleting it in its entirety and inserting in lieu thereof the following new paragraph 4:

      "4. The total number of shares of stock of all classes which the Corporation has authority to issue is 3,000 shares of common stock, par value $.01 per share."

      5. The executed agreement and plan of merger is on file at the principal place of business of the surviving corporation, the address of which is as follows:

         Corroon & Black Corporation
         Wall Street Plaza
         New York, New York 10005
         Attention:  Joseph V. Ambrose, Jr., Esq.

      6. A copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

      7. The merger herein certified shall become effective upon filing with the Secretary of State of the State of Delaware.

Dated:  October 8, 1990

                                        CORROON & BLACK CORPORATION

                                        By  /s/ Joseph V. Ambrose, Jr.
                                          --------------------------------------
                                          Senior Vice President

Attest:

By  /s/ Robert M. Coffee
  --------------------------------------
  Secretary

                           CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                           CORROON & BLACK CORPORATION

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is

                          CORROON & BLACK CORPORATION.

      2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article.

      "The name of the corporation is Willis Corroon Corporation."

      3. The certificate of incorporation of the corporation is hereby amended by striking out Article 12 thereof and by renumbering the following articles.

      4. The amendments of the certificate of incorporation herein certified have duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on December 20, 1990.


                                                  /s/ Robert M. Coffee
                                        ----------------------------------------
                                                     Vice-President
Attest:

  /s/ Jane E. Nutson
--------------------------------------
      Assistant Secretary

                           CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                           WILLIS CORROON CORPORATION

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is

                           WILLIS CORROON CORPORATION.

      2. The certificate of incorporation of the corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article.

      "The total number of shares of stock of all class which the Corporation has authority to issue is 10,000 shares of common stock, par value $.01 per share."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on January 31, 1991.


                                                  /s/ Robert M. Coffee
                                        ----------------------------------------
                                                     Vice-President
Attest:

  /s/ Jane E. Nutson
--------------------------------------
      Assistant Secretary

                               AGREEMENT OF MERGER

                                       OF

                     Willis Corroon Corporation of Tennessee
                            (a Tennessee corporation)

                                       AND

                           Willis Corroon Corporation
                            (a Delaware corporation)


      AGREEMENT OF MERGER entered into on December 9, 1991 by Willis Corroon Corporation of Tennessee, a business corporation of the State if Tennessee, and approved by resolution adopted by its Board of Directors on said date, and entered into on December 9, 1991 by Willis Corroon Corporation, a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date.

      WHEREAS Willis Corroon Corporation of Tennessee is a business corporation of the State of Tennessee with its registered office therein located 722 Chestnut Street, City of Chattanooga, County of Hamilton; and

      WHEREAS the total number of shares of stock which Willis Corroon Corporation of Tennessee has authority to issue is 10,000,000, all of which are of one class and of par value of $1.00 each; and

      WHEREAS Willis Corroon Corporation is a business corporation of the State of Delaware with its registered office therein located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and

      WHEREAS the total number of shares of stock of which Willis Corroon Corporation has authority to issue is 10,000, all of which are of one class and of the par value of $.0100 each; and

      WHEREAS the Tennessee Business Corporation Act permits a merger of a business corporation of the State of Tennessee with and into a business corporation of another jurisdiction; and

      WHEREAS the General Corporation Law of the State of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware; and

      WHEREAS Willis Corroon Corporation of Tennessee and Willis Corroon Corporation and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporation and their respective stockholders to merge Willis Corroon Corporation of Tennessee with and into Willis Corroon Corporation pursuant to the provisions of the Tennessee business Corporation Act and pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Willis Corroon Corporation of Tennessee and approved by a resolution adopted by its board of Directors and being thereunto duly entered into by Willis Corroon Corporation and approved by a resolution adopted by its Board of Directors, the (Plan and) Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in the (Plan and) Agreement set forth.

      1. Willis Corroon Corporation of Tennessee and Willis Corroon Corporation shall, pursuant to the provisions of the Tennessee Business Corporation Act and the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Willis Corroon Corporation, which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of Willis Corroon Corporation of Tennessee, which is sometimes hereinafter referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the Tennessee Business Corporation Act.

      2. The Certificate of Incorporation of the surviving corporation shall be in force and effect at the effective time in the State of Delaware of the merger herein provided for; and said Certificate of Incorporation shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

      3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of Delaware.

      4. The effective time of the Agreement of Merger, and the time when the merger therein agreed upon shall become effective, shall be January 1, 1992.

Dated:  December 10, 1991

                                        Willis Corroon Corporation

                                        By: /s/ Robert M. Coffee
                                           -------------------------------------
                                                      Vice President

Attest:

 /s/ Joseph V. Ambrose, Jr.
-------------------------------------
Its:  Assistant Secretary

             CERTIFICATE OF SECRETARY OF WILLIS CORROON CORPORATION


The undersigned, being Assistant Secretary of Willis Corroon Corporation, does hereby certify that the foregoing Agreement of Merger has been adopted upon behalf of said corporation pursuant to the provisions of Subsection (f) of
Section 251 of the General Corporation Law of the State of Delaware, and that, as of the date of this Certificate, the outstanding shares of said corporation were such as to render the provisions of said Subsection (f) applicable.

Dated: December 10, 1991

                                            /s/ Joseph V. Ambrose, Jr.
                                           -------------------------------------
                                           Assistant Secretary of
                                           Willis Corroon Corporation

              CERTIFICATE OF ASSISTANT SECRETARY OF WILLIS CORROON
                            CORPORATION OF TENNESSEE


The undersigned, being the Assistant Secretary of Willis Corroon Corporation of Tennessee, does hereby certify that the foregoing Agreement of Merger has been adopted upon behalf of said corporation pursuant to the provisions of Subsection
(f) of Section 251 of the General Corporation Law of the State of Delaware, and that, as of the date of this Certificate, the outstanding shares of said corporation were such as to render the provisions of said Subsection (f) applicable.

Dated: December 10, 1991

                                            /s/ Joseph V. Ambrose, Jr.
                                           -------------------------------------
                                           Assistant Secretary of Willis
                                           Corroon Corporation of Tennessee

                               AGREEMENT OF MERGER

                                       OF

                                   RELEX CORP.
                            (a Delaware corporation)

                                       AND

                           WILLIS CORROON CORPORATION
                            (a Delaware corporation)


      AGREEMENT OF MERGER approved on December 9, 1991 by Relex Corp., a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date, and approved on December 9, 1991, by Willis Corroon Corporation, a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date.

      WHEREAS, Relex Corp. is a business corporation of the State of Delaware with its registered office therein located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and

      WHEREAS the total number of shares of stock which Relex Corp. has authority to issue is 25,000, all of which are of one class and of a par value of $5.00 each; and

      WHEREAS Willis Corroon Corporation is a business corporation of the State of Delaware with its registered office therein located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and

      WHEREAS the total number of shares of stock which Willis Corroon Corporation has authority to issue is 10,000, all of which are of one class and of the par value of $.0100 each; and

      WHEREAS Relex Corp. and Willis Corroon Corporation and the respective Board of Directors thereof deem it advisable and to the advantage, welfare and best interest of said corporations and their respective stockholders to merge Relex Corp. with and into Willis Corroon Corporation pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by a resolution adopted by the Board of Directors of Relex Corp. and duly approved by a resolution adopted by the Board of Directors of Willis Corroon Corporation, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

      1. Relex Corp. and Willis Corroon Corporation shall, pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Willis Corroon Corporation, which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware.

The separate existence of Relex Corp. which is hereinafter sometimes referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

      2. The Certificate of Incorporation of the surviving corporation as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

      3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of Delaware.

      4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

      5. Each issued share of the terminating corporation shall, at the effective time of the merger, be surrendered and extinguished. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective time of the merge shall continue to represent one issued share of the surviving corporation.

      6. In the event that this Agreement of Merger shall have been fully adopted upon behalf of the terminating corporation and of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger herein provided for.

      7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

      8. The effective time of the Agreement of Merger, and the time when the merger therein agreed upon shall become effective, shall be January 1, 1992.

      IN WITNESS WHEREOF, this Agreement of Merger is hereby signed and attested upon behalf of each of the constituent corporations parties thereto.

Dated:  December 10, 1991.                 Relex Corp.

                                           By /s/ Robert M. Coffee
                                             -----------------------------------
                                               Its: Vice President
Attest:

 /s/ Joseph V. Ambrose, Jr.
-------------------------------------
Its: Assistant Secretary


Dated December 10, 1991.
                                           Willis Corroon Corporation

                                           By /s/ Robert M. Coffee
                                             -----------------------------------
                                               Its: Vice President
Attest:

 /s/ Joseph V. Ambrose, Jr.
-------------------------------------
Its: Assistant Secretary

                       CERTIFICATE OF ASSISTANT SECRETARY

The undersigned, being the Assistant Secretary of Willis Corroon Corporation, does hereby certify that the holders of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Agreement of Merger.

Dated:  December 10, 1991

                                            /s/ Joseph V. Ambrose, Jr.
                                           -------------------------------------
                                           Assistant Secretary of
                                           Willis Corroon Corporation

                       CERTIFICATE OF ASSISTANT SECRETARY

The undersigned, being the Assistant Secretary Relex Corp., does hereby certify that the holders of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Agreement of Merger.

Dated:  December 10, 1991

                                            /s/ Joseph V. Ambrose, Jr.
                                           -------------------------------------
                                           Assistant Secretary of
                                           Relex Corp.

                              CERTIFICATE OF MERGER

                                       OF

                         Golden Horseshoe Aviation, Inc.

                                      INTO

                           Willis Corroon Corporation


      The undersigned corporation

      DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporation of the merger is as follows:

      NAME                              STATE OF INCORPORATION

Golden Horseshoe Aviation, Inc.         North Carolina

Willis Corroon Corporation              Delaware

      SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

      THIRD: That the name of the surviving corporation is Willis Corroon Corporation, a Delaware Corporation.

      FOURTH: That the Restated Certificate of Incorporation of Willis Corroon Corporation, a Delaware corporation which is surviving the merger, shall be the certificate of Incorporation of the surviving corporation.

      FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 26 Century Blvd., Nashville, TN 37214.

      SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: The authorized capital stock of the foreign corporation which is a party to the merger is as follows:

                                                           Par Value per
                                                           share or statement
                                                           that shares are
Corporation             Class      Number of Shares        Without Par Value.
-----------             -----      ----------------        ------------------
Golden Horseshoe
 Aviation, Inc.         Common     100,000                 $1.00


      EIGHTH: That this Certificate of Merger shall be effective at the close of business on December 31, 1994.

Dated:  December 14, 1994

                                          Willis Corroon Corporation

                                          By: /s/ Jane E. Nutson
                                             -----------------------------------
                                             Jane E. Nutson
                                             Vice President & Secretary

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                      *****

      Willis Corroon Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY: The present registered agent of the corporation is The Prentice- Hall Corporation System, Inc., and the present registered office of the corporation is in the count of Kent.

      The Board of Directors of Willis Corroon Corporation adopted the following resolution on the 21st day of August, 1995.

      Resolved, that the registered office of Willis Corroon Corporation in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, Willis Corroon Corporation has caused this statement to be signed by Bart R. Schwartz, its Senior Vice President and attested by Jane
E. Nutson, its Secretary this 21st day of August, 1995.


                                          By /s/ Bart R. Schwartz
                                            ------------------------------------
                                                  Senior Vice President
ATTEST:

By: /s/ Jane E. Nutson
   ------------------------
      Secretary